Exhibit 99.1

NVR, INC. ANNOUNCES A 45% INCREASE IN EARNINGS PER SHARE AND 21% NEW ORDER GROWTH FOR THE SECOND QUARTER OF 2005

FOR IMMEDIATE RELEASE	CONTACT: Dan Malzahn
OFFICE: 703-956-4204

July 19, 2005 — Reston, VA — NVR, Inc. (AMEX: NVR), one of the nation’s largest homebuilding and mortgage banking companies, today announced that diluted earnings per share for its second quarter ended June 30, 2005 exceeded the 2004 second quarter by 45%. Net income for the 2005 second quarter was $167,649,000, $21.42 per diluted share, compared to net income of $115,970,000, $14.82 per diluted share, for the same period of 2004. Consolidated revenues increased 28% to $1,277,689,000 for the quarter when compared to $1,001,376,000 for the same period of 2004. The Company reported that new orders increased 21% to 4,829 units for the second quarter of 2005 when compared to the second quarter of 2004. Backlog at the end of the period increased 13% to 9,554 units when compared to the same time last year. The dollar value of the backlog units totaled $4,021,893,000 at the end of the June 2005 quarter, a 31% increase from a year earlier.

Homebuilding revenues for the three months ended June 30, 2005, totaled $1,257,248,000, 28% higher than the year earlier period. Income before tax from the homebuilding segment totaled $263,597,000, an increase of 45% when compared to the second quarter of the previous year. Gross profit margins improved to 27.8% for the second quarter of 2005 when compared to 25.3% for the same quarter of 2004. The margin improvement primarily resulted from the ability to raise prices in certain markets that more than offset rising material and land costs.

The Company reported that closed loan production from its mortgage banking segment increased 36% during the June 2005 quarter when compared to the second quarter of 2004. Operating income for the 2005 second quarter increased to $13,510,000, a 21% increase from the same period of 2004.

For the six months ended June 30, 2005, consolidated revenues were $2,231,121,000, 19% higher than the $1,878,169,000 reported for the same period of 2004. Net income for the six months ended June 30, 2005 was $285,579,000, an increase of 32% when compared to the six months ended June 30, 2004. Earnings per diluted share for the six months ended June 30, 2005 was $35.68, an increase of 30% from $27.38 per diluted share for the comparable period of 2004.

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Because of the favorable backlog position at the beginning of the third quarter the Company has increased its full year 2005 guidance to 20% growth in net income when compared to 2004. The Company also stated that during the first six months of 2005 it had repurchased approximately 506,000 shares of its common stock.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

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NVR, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended June 30, 2005	Three Months Ended June 30, 2004
Homebuilding:
Revenues	$1,257,248	$984,833
Other income	874	681
Cost of sales	(907,284)	(735,978)
Selling, general and administrative	(84,235)	(64,341)

Operating income	266,603	185,195
Interest expense	(3,006)	(3,038)

Homebuilding income	263,597	182,157

Mortgage Banking:
Mortgage banking fees	20,441	16,543
Interest income	868	949
Other income	372	276
General and administrative	(7,893)	(6,270)
Interest expense	(278)	(371)

Mortgage banking income	13,510	11,127

Income before taxes	277,107	193,284

Income tax expense	(109,458)	(77,314)

Net income	$167,649	$115,970

Basic earnings per share	$26.31	$17.91

Diluted earnings per share	$21.42	$14.82

Basic average shares outstanding	6,372	6,475

Diluted average shares outstanding	7,825	7,825

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NVR, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
Homebuilding:
Revenues	$2,196,500	$1,845,518
Other income	2,933	1,327
Cost of sales	(1,586,831)	(1,378,989)
Selling, general and administrative	(156,650)	(122,823)

Operating income	455,952	345,033
Interest expense	(5,930)	(5,953)

Homebuilding income	450,022	339,080

Mortgage Banking:
Mortgage banking fees	34,621	32,651
Interest income	1,784	1,902
Other income	587	445
General and administrative	(14,529)	(12,482)
Interest expense	(453)	(617)

Mortgage banking income	22,010	21,899

Income before taxes	472,032	360,979

Income tax expense	(186,453)	(144,392)

Net income	$285,579	$216,587

Basic earnings per share	$43.84	$33.15

Diluted earnings per share	$35.68	$27.38

Basic average shares outstanding	6,515	6,533

Diluted average shares outstanding	8,004	7,911

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NVR, Inc.

Consolidated Balance Sheets

(in thousands, except per share and share data)

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$259,804	$362,458
Receivables	36,346	14,020
Inventory:
Lots and housing units, covered under sales agreements with customers	754,876	538,770
Unsold lots and housing units	42,419	40,052
Manufacturing materials and other	12,098	9,718

	809,393	588,540
Contract land deposits	478,774	384,959
Assets not owned, consolidated per FIN 46R	163,114	89,924
Property, plant and equipment, net	25,556	25,330
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill and indefinite life intangibles, net	10,579	6,379
Definite life intangibles, net	437	—
Other assets	118,876	109,778

	1,944,459	1,622,968

Mortgage Banking:
Cash and cash equivalents	5,275	4,907
Mortgage loans held for sale, net	153,614	138,595
Mortgage servicing rights, net	105	126
Property and equipment, net	925	996
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	2,886	3,028

	170,152	154,999

Total assets	$2,114,611	$1,777,967

(Continued)

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NVR, Inc.

Consolidated Balance Sheets (Continued)

(in thousands, except per share and share data)

	June 30, 2005	December 31, 2004
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$240,726	$215,002
Accrued expenses and other liabilities	294,937	234,815
Liabilities related to assets not owned, consolidated per FIN 46R	130,360	63,568
Customer deposits	287,813	203,835
Other term debt	3,464	4,077
Senior notes	200,000	200,000

	1,157,300	921,297

Mortgage Banking:
Accounts payable and other liabilities	13,149	11,949
Notes payable	127,772	9,726

	140,921	21,675

Total liabilities	1,298,221	942,972

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,592,640 and 20,597,709 shares issued as of June 30, 2005 and December 31, 2004, respectively	206	206
Additional paid-in-capital	464,154	406,705
Deferred compensation trust- 547,697 and 549,029 shares of NVR, Inc. common stock as of June 30, 2005 and December 31, 2004, respectively	(76,303)	(76,366)
Deferred compensation liability	76,303	76,366
Retained earnings	2,196,648	1,911,069
Less treasury stock at cost – 14,247,194 and 14,023,631 shares as of June 30, 2005 and December 31, 2004, respectively	(1,844,618)	(1,482,985)

Total shareholders’ equity	816,390	834,995

Total liabilities and shareholders’ equity	$2,114,611	$1,777,967

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NVR, Inc.

Operating Activity

(unaudited)

(dollars in thousands)

	Three Months Ended June 30,
	2005	2004
Homebuilding data:
New orders (units)
Washington (1)	1,348	1,160
Baltimore (2)	603	431
North (3)	1,942	1,572
South (4)	936	838

Total	4,829	4,001

Average new order price	$408.1	$360.2

Settlements (units)
Washington (1)	977	764
Baltimore (2)	317	400
North (3)	1,379	1,274
South (4)	743	572

Total	3,416	3,010

Average settlement price	$366.8	$326.0

Community count (average)	504	438

Mortgage banking data:
Loan closings	$857,821	$628,598
Capture rate	88%	84%

Common stock information:
Weighted average basic shares outstanding	6,372,000	6,475,000
Weighted average diluted shares outstanding	7,825,000	7,825,000
Number of shares repurchased	190,700	294,289
Aggregate cost of shares repurchased	$146,910	$131,920

(1)	Washington, D.C. metropolitan area and adjacent counties in Maryland, Virginia and West Virginia
(2)	Baltimore, MD metropolitan area and adjacent counties in Pennsylvania
(3)	Delaware, Maryland Eastern Shore, New Jersey, New York, Ohio and Pennsylvania
(4)	North Carolina, South Carolina, Tennessee and Richmond, VA

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NVR, Inc.

Operating Activity

(unaudited)

(dollars in thousands)

	Six Months Ended June 30,
	2005	2004
Homebuilding data:
New orders (units)
Washington (1)	2,259	2,141
Baltimore (2)	1,030	830
North (3)	3,255	2,877
South (4)	1,597	1,471

Total	8,141	7,319

Average new order price	$405.4	$352.7

Settlements (units)
Washington (1)	1,606	1,473
Baltimore (2)	658	792
North (3)	2,398	2,405
South (4)	1,369	1,049

Total	6,031	5,719

Average settlement price	$363.2	$321.8

Backlog (units)
Washington (1)	3,206	2,906
Baltimore (2)	1,188	922
North (3)	3,606	3,196
South (4)	1,554	1,466

Total	9,554	8,490

Average backlog price	$421.0	$361.0

Community count (average)	493	444
Lots controlled at end of period	97,000	75,000

Mortgage banking data:
Loan closings	$1,472,313	$1,151,937
Capture rate	88%	83%

Common stock information:
Shares outstanding at end of period	6,345,446	6,379,940
Weighted average basic shares outstanding	6,515,000	6,533,000
Weighted average diluted shares outstanding	8,004,000	7,911,000
Number of shares repurchased	506,150	551,619
Aggregate cost of shares repurchased	$395,316	$245,857

(1)	Washington, D.C. metropolitan area and adjacent counties in Maryland, Virginia and West Virginia
(2)	Baltimore, MD metropolitan area and adjacent counties in Pennsylvania
(3)	Delaware, Maryland Eastern Shore, New Jersey, New York, Ohio and Pennsylvania
(4)	North Carolina, South Carolina, Tennessee and Richmond, VA

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